UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 2, 2023

National CineMedia, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33296			20-5665602
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)			(I.R.S. Employer Identification No.)

6300 S. Syracuse Way	Suite 300	Centennial	Colorado	80111
(Address of Principal Executive Offices)				(Zip Code)
(303) 792-3600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, par value $0.01 per share	NCMI	The Nasdaq Stock Market LLC
(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On March 2, 2023, National CineMedia, Inc. (“the Company”) entered into retention agreements with certain key employees, including each of the Company’s named executive officers (“NEOs”), providing for the following retention payments to paid on March 2, 2023: $1,850,00 for Thomas F. Lesinski, Chief Executive Officer, $962,500, for Ronnie Y. Ng, Chief Financial Officer, and $750,000 for Scott D. Felenstein, President – Sales, Marketing & Partnerships.
The retention payments are subject to a repayment provision in the event that the NEO is terminated for cause or resigns voluntarily and vest quarterly on the following dates: May 31, 2023, August 31, 2023, November 30, 2023 and February 28, 2024. Prior to the applicable vesting date, the repayment obligations will lapse in the event that the NEO’s employment is terminated by the Company other than for cause, by the NEO for good reason, or on account of death or disability, subject to the conditions in the retention agreements.
The foregoing description of the employee retention agreements does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the form of employee retention agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Reference	Description

10.1	*	Form of Retention Agreement
104	*	Cover Page Interactive Data File (embedded within the Inline XBRL document).
__________________________________

*	Filed herewith.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL CINEMEDIA, INC.

Dated: March 8, 2023	By:	/s/ Ronnie Y. Ng
Ronnie Y. Ng
Chief Financial Officer